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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ----------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

                         CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                      305(B)(2)

                                   ----------------

                               FIRST TRUST OF ILLINOIS,
                                 NATIONAL ASSOCIATION
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                      36-4046888
                                   (I.R.S. EMPLOYER
                                 IDENTIFICATION NO.)

    400 NORTH MICHIGAN AVENUE,                          60611
        CHICAGO, ILLINOIS                            (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE
             OFFICES)

                                   ----------------

                                    JOHN W. PORTER
                    FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION
                           400 N. MICHIGAN AVENUE, FLOOR 25
                               CHICAGO, ILLINOIS 60611
                               TELEPHONE (312) 836-6736
              (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------------

                                      JCAC, INC.
                 (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

             FLORIDA                                 31-1461588
  (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

         1300 PNC CENTER                                45202
      201 EAST FIFTH STREET                          (ZIP CODE)
        CINCINNATI, OHIO
 (ADDRESS OF PRINCIPAL EXECUTIVE
             OFFICES)

                       ___% SENIOR SUBORDINATED NOTES DUE 2006
                            (TITLE OF INDENTURE SECURITIES)

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

ITEM 1. GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

    Comptroller of the Currency, Washington, D.C.

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                                  AS OF MAY 17, 1996


                                                               COL. B
               COL. A                                          AMOUNT
           TITLE OF CLASS                                    OUTSTANDING
           --------------                                    -----------

    Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON
HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

    Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                                  AS OF MAY 17, 1996


          COL. A            COL. B            COL. C            COL. D
                                                              PERCENTAGE
                                                              OF VOTING
                                                              SECURITIES
                                                             REPRESENTED
                                                              BY AMOUNT
         NAME OF           TITLE OF        AMOUNT OWNED         GIVEN
          OWNER              CLASS         BENEFICIALLY       IN COL. C
         -------           --------        ------------      -----------

    Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                                  AS OF MAY 17, 1996


          COL. A            COL. B            COL. C            COL. D
                                                              PERCENTAGE
                                                              OF VOTING
                                                              SECURITIES
                                                             REPRESENTED
                                                              BY AMOUNT
         NAME OF           TITLE OF        AMOUNT OWNED         GIVEN
          OWNER              CLASS         BENEFICIALLY       IN COL. C
         -------           --------        ------------      -----------

    Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS ON DEFAULT BY THE
TRUSTEE:

                                  AS OF MAY 17, 1996


    COL. A        COL. B               COL. C                     COL. D
                 WHETHER
                   THE
                SECURITIES
                ARE VOTING
                    OR       AMOUNT OWNED BENEFICIALLY OR    PERCENT OF CLASS
   TITLE OF     NONVOTING    HELD AS COLLATERAL SECURITY   REPRESENTED BY AMOUNT
     CLASS      SECURITIES    FOR OBLIGATIONS IN DEFAULT      GIVEN IN COL. C
   --------     ----------   ----------------------------  ---------------------

    Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                                  AS OF MAY 17, 1996


          COL. A           COL. B             COL. C                COL. D
                                           AMOUNT OWNED
                                        BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                   AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF        AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS          OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------     -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                                  AS OF MAY 17, 1996


          COL. A           COL. B             COL. C                COL. D
                                           AMOUNT OWNED
                                        BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                   AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF        AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS          OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------     -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                                  AS OF MAY 17, 1996


          COL. A           COL. B             COL. C                COL. D
                                           AMOUNT OWNED
                                        BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                   AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF        AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS          OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------     -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                                  AS OF MAY 17, 1996


       COL. A                            COL. B                         COL. C
NATURE OF INDEBTEDNESS              AMOUNT OUTSTANDING                 DATE DUE
- ----------------------              ------------------                 --------

    Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under other indentures under which securities issued by the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

      Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

  IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

      Not applicable.

ITEM 16. LIST OF EXHIBITS.

  LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

    1. A copy of the Articles of Association of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to
  Exhibit 1 to T-1; Registration No. 33-64175.

    2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1 Registration No. 33-64175.

    3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

    4. A copy of the existing By-Laws of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

    5. Not applicable by virtue of response to Item 13.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

    7. A copy of the balance sheet section of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

  8. Not applicable.

  9. Not applicable.

                                      SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 17TH DAY OF MAY, 1996.

                                       First Trust of Illinois, National
                                        Association

                                       By       /s/John W. Porter
                                         ----------------------------------
                                                   John W. Porter
                                            Vice President and Secretary





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